TerrAscend Reports Record Third Quarter 2023 Results and Raises Full Year 2023 Guidance

Net Revenue of $89.2 million, an increase of 34.7% year-over-year and 23.7% sequentially

Gross Profit margin of 53.6%, a 340-basis point sequential improvement from 50.2% in Q2 2023

Adjusted EBITDA from continuing operations1 of $24.2 million, an increase of 89% sequentially, representing a 27.1% Adjusted EBITDA margin1

Increased 2023 guidance for Net Revenue and Adjusted EBITDA from continuing operations1 to $320 million and $73 million versus previous guidance of at least $317 million and $63 million, representing 29% and 87% year-over-year growth, respectively

2023 guidance implies Q4 Net Revenue of $89 million and Adjusted EBITDA from continuing operations1 of $24 million

TORONTO, November 9, 2023 - TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis operator, today reported its financial results for the third quarter ended September 30, 2023. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (GAAP), unless indicated otherwise.

The following financial measures are reported as results from continuing operations due to the discontinuation of the licensed producer business in Canada, which is reported as discontinued operations for all of 2022. All historical periods have been restated accordingly.

Third Quarter 2023 Financial Highlights

●
Net Revenue was $89.2 million, compared to $72.1 million in Q2 2023 and $66.2 million in Q3 2022, representing an increase of 23.7% sequentially and 34.7% year-over-year.
●
Gross Profit Margin was 53.6%, compared to 50.2% in Q2 2023 and 47.0% in Q3 2022.
●
GAAP Net loss from continuing operations was $8.4 million, compared to $12.9 million in Q2 2023 and $300.6 million in Q3 2022.
●
EBITDA from continuing operations1 was $20.7 million, compared to $6.5 million in Q2 2023 and ($317.9) million in Q3 2022.
●
Adjusted EBITDA from continuing operations1 was $24.2 million, compared to $12.8 million in Q2 2023 and $12.8 million in Q3 2022.
●
Adjusted EBITDA Margin from continuing operations1 was 27.1%, compared to 17.8% in Q2 2023 and 19.3% in Q3 2022.
●
Net cash provided by operating activities - continuing operations was $9.4 million compared to $1.8 million in Q2 2023 and $2.3 million in Q3 2022.
●
Free cash flow from continuing operations2 was $7.7 million compared to ($0.2) million in Q2 2023 and ($9.5) million in Q3 2022.

“We are pleased to deliver yet another record quarter, exceeding our internal forecasts across virtually all of our financial metrics. This is our 8th consecutive quarter of sequential Net Revenue growth and 5th consecutive quarter of positive Cash Flow from Continuing Operations,” stated Jason Wild, Executive Chairman of TerrAscend. “Sequentially, revenue grew at an industry-leading rate of 23.7%, gross margin expanded 340-basis points to 53.6% and Adjusted EBITDA from continuing operations grew 89%. Our free cash flow generation was driven by the conversion to adult-use in Maryland, increased market share in New Jersey, margin expansion in Michigan, and a return to retail and wholesale growth in Pennsylvania. This momentum gives us visibility and confidence to raise our full year revenue and Adjusted EBITDA from continuing operations guidance to $320 million and $73 million, respectively. We now have the right team, high-performing assets, strong operating results and cash flow, and a wide-open map to capitalize on the opportunities that lie ahead. While the industry continues to be under pressure, we are seeing compelling opportunities to enter additional geographies and believe that now is the time to expand the company’s strategy from ‘deep, not wide’ to ‘deep and wide’, but only on our terms.”

Third Quarter 2023 Business and Operational Highlights

•
8th consecutive quarter of sequential Net Revenue growth and 5th consecutive quarter of positive Cash Flow from Continuing Operations.
•
Improved to #2 position in New Jersey, with 18.6% market share, and is closing in on the #1 position of 18.8%, according to BDSA for September 2023.

•
Commenced adult-use sales in Maryland with four retail dispensaries and a state-of-the-art cultivation facility.
•
Launched Wana brand into the Maryland market.
•
Improved gross margin in Michigan by 800-basis points sequentially to 36% in Q3 and exited the quarter at 40% in September.
•
Returned to retail and wholesale growth in Pennsylvania both year-over-year and sequentially.
•
Commenced trading on the Toronto Stock Exchange (“TSX”) under the symbol ‘TSND’ on July 4, 2023.

Subsequent Events

•
Played an instrumental role in the recently filed David Boies lawsuit against U.S. Attorney General, seeking equal treatment for cannabis businesses.
•
Awarded Maryland “best retail expansion strategy” by Benzinga.

Financial Summary Q3 2023 and Comparative Periods

All figures are reported for the Canadian business recorded as discontinued operations.

1 EBITDA from continuing operations, Adjusted EBITDA from continuing operations and Adjusted EBITDA Margin from continuing operations are non-GAAP measures defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and are reconciled to Net Income/(Loss) (for EBITDA from continuing operations and Adjusted EBITDA from continuing operations) and Net Income/(Loss) Margin (for Adjusted EBITDA Margin from continuing operations), their closest respective GAAP measures, at the end of this release. The Company is not able, at this time, to provide a reconciliation of Adjusted EBITDA from continuing operations for full year 2023 to Net Income/(Loss) because of the unreasonable effort of estimating on a forward-looking basis certain items that are excluded from Adjusted EBITDA from continuing operations.

2 Free cashflow is non-GAAP measures defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and are reconciled to net cash provided by operating activities, their closest respective GAAP measures, at the end of this release.

Third Quarter 2023 Financial Results

Net revenue for the third quarter of 2023 was $89.2 million as compared to $72.1 million in the second quarter of 2023 and $66.2 million in the third quarter of 2022, representing 23.7% growth sequentially and 34.7% growth year-over-year. The sequential growth was driven primarily by adult use implementation and three acquisitions in Maryland, combined with an increase in wholesale sales in New Jersey and an increase in retail and wholesale sales in Pennsylvania. The year-over-year growth was broad based and driven by adult use implementation and acquisitions in Maryland, retail and wholesale sales growth in New Jersey, retail and wholesale sales growth in Pennsylvania, and wholesale sales growth in Michigan.

Gross margin for the third quarter of 2023 was 53.6% as compared to 50.2% in the second quarter of 2023 and 47.0% in the third quarter of 2022. The 340-basis point sequential improvement was driven by improvements in efficiencies, costs, and yields across Michigan, Maryland and Pennsylvania. The 660-basis point improvement year over year was a result of lower costs, increased yields, improved utilization, and other efficiencies across Pennsylvania, Maryland, New Jersey and Michigan.

General & Administrative (G&A) expenses for the third quarter of 2023 were $29.3 million as compared to $30.5 million in the second quarter of 2023 and $27.4 million in the third quarter of 2022. G&A expenses as a percent of revenue, net declined to 32.8% in the third quarter of 2023 from 42.3% in the second quarter of 2023 and compared to 41.4% in the third quarter of 2022. The declines as a percentage of revenue sequentially and year-over-year were driven by minimal spending increases combined with material revenue growth. G&A expenses as a percent of revenue, excluding stock based compensation, were 30.8% for the third quarter.

Net loss from continuing operations in the third quarter of 2023 was $8.4 million compared to $12.9 million in the second quarter of 2023 and $300.6 million in the third quarter of 2022. The improvement sequentially was driven by higher revenue and gross margin. Net loss from continuing operations in the third quarter of 2022 included a non-cash impairment of goodwill and intangibles of $331 million.

Adjusted EBITDA from continuing operations for the third quarter of 2023 was $24.2 million, representing a 27.1% margin, compared to $12.8 million, or a 17.8% margin in the second quarter of 2023 and $12.8 million, or a 19.3% margin in the third quarter of 2022. The significant sequential and year-over-year improvement in adjusted EBITDA margin from continuing operations was driven by improvement in gross margin and operating expense leverage.

Balance Sheet and Cash Flow

Cash and cash equivalents, including restricted cash, were $28.5 million as of September 30, 2023, compared to $34.5 million as of June 30, 2023. Net cash provided by operating activities - continuing operations was $9.4 million for the third quarter of 2023, representing the fifth consecutive quarter of positive cashflow from continuing operations. Capital expenditure spending was $1.7 million in the third quarter of 2023, primarily relating to investments in automation. Free cashflow2 was $7.7 million for the quarter. During the quarter, payments were made related to $5.7 million of debt paydown, a $3.8 million success fee in New Jersey, and $3.0 million for dispensary acquisitions in Maryland. No cash income tax payments were made during the quarter.

As of November 8, 2023, there were 363 million shares outstanding, including 287 million common shares, 13 million preferred shares as converted, and 63 million exchangeable non-voting shares as well as 2 million RSUs. Additionally, there are 51 million warrants and options at a weighted average price of $4.22.

Outlook for 2023

The Company is raising its outlook for Net Revenue and Adjusted EBITDA from continuing operations for 2023 to $320 million and $73 million, respectively, representing year-over-year growth of 29% in Net Revenue and 87% in Adjusted EBITDA from continuing operations, respectively. The full year 2023 increase in guidance implies 2023 fourth quarter Net Revenue of $89 million and Adjusted EBITDA from continuing operations1 of $24 million.

Conference Call

TerrAscend will host a conference call today, November 9, 2023, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, Chief Executive Officer, and Keith Stauffer, Chief Financial Officer, will host the call starting at 6:00 p.m. Eastern time. A question-and-answer session will follow management's presentation.

CONFERENCE CALL DETAILS

Date:	Thursday, November 9, 2023
Time:	6:00 p.m. Eastern Time
Webcast:	https://app.webinar.net/GRqyemrLJ42
Dial-in Number:	1-888-664-6392
Replay:	416-764-8677 or 1-888-390-0541 Available until 12:00 midnight Eastern Time Thursday, November 23, 2023 Replay Entry Code: 997619#

Financial results and analyses are available on the Company’s website (www.terrascend.com) and SEDAR (www.sedar.com).

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada Inc. (“TerrAscend”). TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits. Examples of forward-looking information contained in this press release include statements regarding the expectations of the Company’s future financial and operational performance, including the impacts of the listing on the TSX Listing; and expectations for other economic, business, and/or competitive factors.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on May 4, 2023 and its subsequently filed quarterly reports on Form 10-Q.

The statements in this press release are made as of the date of this press release. TerrAscend disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain financial results that differ from what is reported under GAAP. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company’s ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, and the Company calculates Adjusted EBITDA from continuing operations and Adjusted EBITDA Margin from continuing operations as EBITDA from continuing operations adjusted for certain material non-cash items such as inventory write downs outside of the normal course of operations, share based compensation expense, impairment charges taken on goodwill, intangible assets and property and equipment, the gain or loss recognized on the revaluation of our contingent consideration liabilities, the gain or loss recognized on the remeasurement of the fair value of the U.S denominated preferred share warrants and other warrants liabilities, one time fees incurred in connection with our acquisitions and certain other adjustments management believes are not reflective of the ongoing operations and performance. The Company calculates Free Cash Flow as net cash provided by operating activities from continuing operations as presented in the Unaudited Interim Condensed Consolidated Statements of Cash Flows, less capital expenditures. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes this definition is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of the Company’s underlying business performance and other one-time or non-recurring expenses.

The Company is not able, at this time, to provide a reconciliation of Adjusted EBITDA from continuing operations for full year 2023 to net income/(loss) because of the unreasonable effort of estimating on a forward-looking basis certain items that are excluded from Adjusted EBITDA from continuing operations, including, for example, certain material non-cash items such as inventory write downs outside of the normal course of operations, share based compensation expense, impairment charges taken on goodwill, intangible assets and property and equipment, the gain or loss recognized on the revaluation of our contingent consideration liabilities, one-time write off of accounts receivable related to one customer that was deemed uncollectible, loan modification fees related to the modification of debt, the gain recognized on the extinguishment of debt, the gain or loss recognized on the remeasurement of the fair value of the U.S denominated preferred share warrants, one time fees incurred in connection with acquisitions and certain other adjustments management believes are not reflective of the ongoing operations and performance], the effect of which may be significant. The outlook for full year 2023 provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Information” above.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

ir@terrascend.com

717-610-4165

Briana Chester

MATTIO Communications

424-465-4419

terrascend@mattio.com

TerrAscend Corp.

Unaudited Interim Condensed Consolidated Balance Sheets

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	At	At
	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$25,410	$26,158
Restricted cash	606	605
Accounts receivable, net	15,004	22,443
Investments	1,917	3,595
Inventory	57,403	46,335
Assets held for sale	—	17,349
Prepaid expenses and other current assets	6,443	4,937
Current assets from discontinued operations	431	571
	107,214	121,993
Non-Current Assets
Restricted cash, non-current	2,500	—
Property and equipment, net	199,398	215,812
Deposits	426	837
Operating lease right of use assets	44,497	29,451
Intangible assets, net	274,172	239,704
Goodwill	105,615	90,328
Other non-current assets	844	3,462
	627,452	579,594
Total Assets	$734,666	$701,587

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$51,032	$44,286
Deferred revenue	4,084	2,935
Loans payable, current	21,832	48,335
Contingent consideration payable, current	4,434	5,184
Operating lease liability, current	2,363	1,857
Lease obligations under finance leases, current	2,006	521
Corporate income tax payable	58,707	23,077
Other current liabilities	798	2,599
Current liabilities from discontinued operations	1,124	9,111
	146,380	137,905
Non-Current Liabilities
Loans payable, non-current	181,822	145,852
Operating lease liability, non-current	46,437	31,545
Lease obligations under finance leases, non-current	571	6,713
Derivative liability	7,916	711
Convertible debt	7,062	—
Deferred income tax liability	38,253	30,700
Contingent consideration payable, non-current	2,012	-
Financing obligations	893	11,198
Other long term liabilities	18,538	15,792
	303,504	242,511
Total Liabilities	449,884	380,416
Commitments and Contingencies
Shareholders' Equity
Share Capital
Series A, convertible preferred stock, no par value, unlimited shares authorized; 12,350 and 12,608 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Series C, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Series D, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Proportionate voting shares, no par value, unlimited shares authorized; nil and nil shares outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 76,996,538 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Common shares, no par value, unlimited shares authorized; 287,270,514 and 259,624,531 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid in capital	944,670	934,972
Accumulated other comprehensive income	1,610	2,085
Accumulated deficit	(662,075)	(618,260)
Non-controlling interest	577	2,374
Total Shareholders' Equity	284,782	321,171
Total Liabilities and Shareholders' Equity	$734,666	$701,587

TerrAscend Corp.

Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue	$89,621	$66,567	$231,778	$179,848
Excise and cultivation tax	(381)	(324)	(1,016)	(1,060)
Revenue, net	89,240	66,243	230,762	178,788

Cost of Sales	41,435	35,112	112,831	108,082

Gross profit	47,805	31,131	117,931	70,706

Operating expenses:
General and administrative	29,299	27,404	87,505	81,753
Amortization and depreciation	2,664	2,600	6,935	7,356
Impairment of intangible assets	—	152,928	—	152,928
Impairment of goodwill	—	178,314	—	178,314
Impairment of property and equipment	—	—	345	—
Total operating expenses	31,963	361,246	94,785	420,351

Income (loss) from operations	15,842	(330,115)	23,146	(349,645)
Other (income) expense
(Gain) loss from revaluation of contingent consideration	(645)	36	(645)	189
Loss (gain) on fair value of warrants and purchase option derivative assets	3,217	(5,497)	2,564	(58,555)
Gain on disposal of fixed assets	(1,879)	—	(1,879)	—
Finance and other expenses	10,083	9,245	28,341	29,563
Transaction and restructuring costs	—	343	392	1,585
Unrealized and realized foreign exchange (gain) loss	(43)	583	(175)	624
Unrealized and realized loss (gain) on investments	5	(231)	2,365	3
Income (loss) from continuing operations before provision for (benefit from) income taxes	5,104	(334,594)	(7,817)	(323,054)
Provision for (benefit from) income taxes	13,543	(34,033)	32,655	(25,602)
Net loss from continuing operations	$(8,439)	$(300,561)	$(40,472)	$(297,452)

Discontinued operations:
Loss from discontinued operations, net of tax	$(232)	$(10,424)	$(4,444)	$(15,377)
Net loss	$(8,671)	$(310,985)	$(44,916)	$(312,829)

Foreign currency translation	(280)	(2,758)	475	1,129
Comprehensive loss	$(8,391)	$(308,227)	$(45,391)	$(313,958)

Net loss from continuing operations attributable to:
Common and proportionate Shareholders of the Company	$(10,601)	$(302,788)	$(46,963)	$(300,975)
Non-controlling interests	$2,162	$2,227	$6,491	$3,523

Comprehensive loss from continuing operations attributable to:
Common and proportionate Shareholders of the Company	$(10,553)	$(310,454)	$(51,882)	$(317,481)
Non-controlling interests	$2,162	$2,227	$6,491	$3,523

Net loss per share
Net loss per share - basic:
Continuing operations	$(0.04)	$(1.19)	$(0.17)	$(1.26)
Discontinued operations	—	$(0.04)	$(0.02)	$(0.06)
Net loss per share - basic	$(0.04)	$(1.23)	$(0.19)	$(1.32)
Weighted average number of outstanding common and proportionate voting shares	287,072,972	254,355,792	276,562,869	239,567,866

Net loss per share - diluted:
Continuing operations	$(0.04)	$(1.19)	$(0.17)	$(1.26)
Discontinued operations	—	$(0.04)	$(0.02)	$(0.06)
Net loss per share - diluted	$(0.04)	$(1.23)	$(0.19)	$(1.32)
Weighted average number of outstanding common and proportionate voting shares, assuming dilution	287,072,972	254,355,792	276,562,869	239,567,866

TerrAscend Corp.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Nine Months Ended
	September 30, 2023	September 30, 2022
Operating activities
Net loss from continuing operations	$(40,472)	$(297,452)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Non-cash adjustments of inventory	728	8,401
Accretion expense	7,497	5,676
Depreciation of property and equipment and amortization of intangible assets	15,179	17,578
Amortization of operating right-of-use assets	1,630	1,513
Share-based compensation	5,469	10,524
Deferred income tax expense	1,099	(44,266)
Loss (gain) on fair value of warrants and purchase option derivative	2,564	(58,555)
(Gain) loss on disposal of fixed assets	(1,534)	848
(Gain) loss from revaluation of contingent consideration	(645)	189
Impairment of intangible assets	—	152,928
Impairment of goodwill	—	178,314
Release of indemnification asset	—	3,973
Unrealized and realized foreign exchange (gain) loss	(175)	624
Unrealized and realized loss on investments	2,365	3
Changes in operating assets and liabilities
Receivables	(5,224)	2,769
Inventory	(10,750)	(1,104)
Prepaid expense and other current assets	(808)	611
Deposits	411	2,340
Other assets	718	(1,522)
Accounts payable and accrued liabilities and other payables	7,395	(11,706)
Operating lease liability	(1,566)	(889)
Other liability	1,542	(9,627)
Contingent consideration payable	—	(410)
Corporate income tax payable	35,140	9,451
Deferred revenue	1,149	427
Net cash provided by (used in) operating activities- continuing operations	21,712	(29,362)
Net cash used in operating activities- discontinued operations	(3,660)	(4,069)
Net cash provided by (used in) operating activities	18,052	(33,431)

Investing activities
Investment in property and equipment	(6,224)	(24,280)
Investment in intangible assets	(262)	(1,330)
Principal payments received on lease receivable	—	394
Receipt of convertible debenture payment	738	—
Deposits for property and equipment	—	(1,455)
Deposits for business acquisition	—	(852)
Success fees related to Alternative Treatment Center license	(3,750)	—
Payment for land contracts	(1,047)	(888)
Cash portion of consideration (received) paid in acquisitions, net of cash of acquired	(17,032)	16,227
Net cash used in investing activities- continuing operations	(27,577)	(12,184)
Net cash provided by (used in) investing activities- discontinued operations	14,285	(398)
Net cash used in investing activities	(13,292)	(12,582)

Financing activities
Transfer of Employee Retention Credit	12,677	—
Proceeds from loan payable, net of transaction costs	23,869	—
Proceeds from options and warrants exercised	81	24,158
Loan principal paid	(46,029)	(6,088)
Loan amendment fee paid and prepayment premium paid	(1,178)	(2,309)
Cash distributions to partners	(6,966)	(1,436)
Capital contributions paid to non-controlling interests	—	(1,237)
Payments of contingent consideration	—	(6,630)
Proceeds from private placement, net of share issuance costs	21,260	—
Payments made for financing obligations and finance lease	(1,158)	(921)
Net cash provided by financing activities- continuing operations	2,556	5,537
Net cash used in financing activities- discontinued operations	(5,539)	—
Net cash (used in) provided by financing activities	(2,983)	5,537

Net increase (decrease) in cash and cash equivalents and restricted cash during the period	1,777	(40,476)
Net effects of foreign exchange	(24)	(3,847)
Cash and cash equivalents and restricted cash, beginning of the period	26,763	79,642
Cash and cash equivalents and restricted cash, end of the period	$28,516	$35,319

Supplemental disclosure with respect to cash flows
Income taxes (refund received) paid	$(4,582)	$9,213
Interest paid	$16,683	$20,643
Lease termination fee paid	$217	$3,300
Non-cash transactions
Equity and warrant liability issued as consideration for acquisition	$8,600	$337,739
Warrant issued as consideration for services	$1,000	$—
Promissory note issued as consideration for acquisitions	$11,689	$10,000
Shares issued for legal and liability settlement	$794	$264
Accrued capital purchases	$936	$12,118

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for percentages)(unaudited)

GAAP to Adjusted EBITDA from continuing operations

For the three months ended		
	September 30, 2023	June 30, 2023	September 30, 2022
Revenue, net	**89,240**	**72,124**	**66,243**
Net loss	$ (8,671)	$ (13,476)	$ (310,985)
Net loss margin %	-9.7%	-18.7%	-469.5%
Loss from discontinued operations	232	621	10,424
Loss from continuing operations	(8,439)	(12,855)	(300,561)
Add (deduct) the impact of:			
Provision for income taxes	13,543	6,448	(34,033)
Finance expenses	10,203	7,963	10,347
Amortization and depreciation	5,417	4,991	6,560
EBITDA from continuing operations	**20,724**	**6,547**	**(317,687)**
Add (deduct) the impact of:			
Relief of fair value upon acquisition	—	—	415
Share-based compensation	1,775	1,981	2,705
Impairment of goodwill and intangible assets	—	—	331,242
(Gain) Loss from revaluation of contingent consideration	(645)	—	36
Other one-time items	998	2,932	1,311
Loss (gain) on fair value of warrants and purchase option derivative asset	3,217	(215)	(5,497)
Impairment of property and equipment	—	10	(81)
Gain on disposal of fixed assets	(1,879)	—	—
Unrealized and realized loss (gain) on investments	5	1,661	(231)
Unrealized and realized foreign exchange (gain) loss	(43)	(101)	583
Adjusted EBITDA from continuing operations	**$ 24,152**	**$ 12,815**	**$ 12,796**
Adjusted EBITDA Margin from continuing operations	*27.1%*	*17.8%*	*19.3%*

GAAP to Free Cash Flow